SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2007

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(c) Appointment of Principal Accounting Officer.

Richard A. Maue, 37, joined Crane Co. as Vice President and Controller and Chief Accounting Officer on August 21, 2007. From July 2005 to June 2007 he was Vice President, Controller and Chief Accounting Officer of Paxar Corporation, a provider of identification solutions to the retail and apparel manufacturing industries. From June 2003 to July 2005 he was a Director, Internal Audit Practice at Protiviti, Inc., a wholly-owned subsidiary of Robert Half International Inc. and a provider of independent internal audit and business and technology risk consulting services. From November 1999 to June 2003 he was Senior Vice President and Chief Financial Officer and Corporate Secretary of Andrea Electronics Corporation, a developer of hardware and software microphone technologies.

Crane Co. and Mr. Maue have entered into an Indemnification Agreement in the form filed as Exhibit 10.2 to our Annual Report on Form 10-K filed on March 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: August 22, 2007	By:	/s/ Augustus I. duPont
Augustus I. duPont
Vice President, General Counsel and Secretary

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